U.S. Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

 Securities Exchange Act of 1934

                     Date of Report (Date of earliest event reported):  October 18, 2005

INFOTEC BUSINESS SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

       NEVADA

 333-90618

98-0358149

       (State or other jurisdiction

                            Commission                        (I.R.S. Employer

of incorporation)

File No.

Identification No.)

Suite 150, 1152 Mainland Street,  Vancouver, B.C. Canada

 V6B 2X4

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code  (604) 484-4966

(Former address and former fiscal year end, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ]

Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 3.02

Unregistered Sale of Equity Securities.

On October 18, 2005, we completed an offering of 6,800,000 shares of our common stock at a price of $0.18 per share to two accredited investors, for a total of $1,224,000.  We completed the offering in a private transaction exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of the act.  No general solicitation or advertising was used in connection with this transaction, and the certificates evidencing the shares will be issued containing a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom.  The purchasers represented their intention to acquire the securities for investment only and not with a view toward distribution or resale except in compliance with applicable securities laws.  The purchasers were given adequate access to sufficient information about us to make an informed investment decision.  We had reasonable grounds to believe that the purchasers were accredited investors, as defined by Rule 501 of Regulation D.  None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.  The subscription agreements precluded transfer except under the above conditions.  No registration rights were granted to the purchasers.  A placement agent will receive a fee of 10% of the proceeds of the private placement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INFOTEC BUSINESS SYSTEMS, INC.

(registrant)

By: /s/  Carol Shaw

(Carol Shaw,  Principal Executive Officer)

DATED. October 24, 2005